Exhibit 10.106

2006 TAX ALLOCATION AGREEMENT

THIS 2006 TAX ALLOCATION AGREEMENT ("Agreement") is entered into effective as of the Deconsolidation Date among Applied Digital Solutions Inc., a Missouri corporation with its principal place of business at Delray Beach, Florida ("Applied Digital"), VeriChip Corporation, a Delaware corporation also with its principal place of business at Delray Beach, Florida ("VeriChip") and each other corporation that is a member of the Consolidated Group as defined below. Applied Digital and VeriChip are hereinafter collectively referred to as the "Parties" and singularly as a "Party".

RECITALS

WHEREAS, VeriChip is considering selling a certain number of its newly- issued shares of common stock so that Applied Digital’s ownership interest in VeriChip would be less than 80 percent thereby precluding VeriChip from being included in the consolidated federal income tax returns prepared by Applied Digital as common parent for the taxable periods following the Deconsolidation Date;

WHEREAS, VeriChip has, with the consent of Applied Digital, represented in various public statements that the Deconsolidation will not have a material adverse effect on its financial condition or results of operations; and

NOW, THEREFORE, the Parties to this Agreement agree as follows:

ARTICLE I
DEFINITIONS

1.1 DEFINITIONS: As used in this Agreement, the following terms have the following meanings:

"Code" means the Internal Revenue Code of 1986, as amended, or corresponding provisions of any subsequent federal tax laws.

"Consolidated Group" means the "affiliated group" of corporations of which Applied Digital is the "common parent corporation", as such terms are defined in
Code §1504(a)(1).

"Consolidated Minimum Tax Credit(s)" means the consolidated minimum tax credit(s) computed in accordance with Code §§53, 1502, and 1503, and shown in a Consolidated Return with respect to those tax periods up to and including the

Deconsolidation Date.

"Consolidated Return" means the consolidated federal income tax return of the Consolidated Group for each taxable year as filed or to be filed by Applied Digital on behalf of the Consolidated Group.

"Consolidated Tax Liability" means, generally, the consolidated federal income tax liability computed in accordance with Treasury Regulation §1.1502-2 and shown on a Consolidated Return, taking into account all credits to which the Consolidated Group is entitled under the Code, but not taking into account any "consolidated alternative minimum tax liability" (as provided under Code §§55, 1502, and 1503) or any Consolidated Minimum Tax Credit.

"Deconsolidation" means that event which causes Applied Digital to no longer have the requisite ownership interest in VeriChip so as to allow VeriChip to file as part of a Consolidated Group with Applied Digital.

"Deconsolidation Date" means February 14, 2007, the date when Applied Digital and VeriChip no longer are members of the same Consolidated Group.

“Other Tax” or “Other Taxes” means any and all taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental authority or taxing authority, including, but not limited to, federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the tax liability of any other Person, other than any such item included in the definition of Tax.

"Party" and "Parties" have that meaning ascribed to them in the Recitals.

"Pre-Deconsolidation Date Period" means, chronologically, those tax years that end prior to the tax year in which the Deconsolidation Date occurs plus that period in time beginning on the first day of such year and ending on and including the Deconsolidation Date.

"Post-Deconsolidation Date Period" means, chronologically, that period following the Deconsolidation Date.

“Subsidiary” means any corporation or other entity with respect to which Applied Digital, on the one hand, or VeriChip, on the other, owns, directly or indirectly, at least 50% of the common stock or other equity or profits interests or has the power, directly or indirectly, to elect a majority of the members of the board of directors or comparable governing body.

"Taxes" or "Tax" means federal income taxes as provided in Code §11, alternative minimum tax as provided in Code §55, and any state taxes measured by net income (including state taxes measured by net income reflected in any Unitary Tax Returns filed by Applied Digital) and any interest or penalties thereon or additions to tax. The term Taxes or Tax, however, specifically excludes any tax imposed by any foreign government.

"Unitary Tax Return" means a state income tax return which reflects the combined and/or consolidated reporting (either on a domestic or worldwide basis) of Applied Digital and its affiliates for a state which either (i) imposes an income tax on the apportioned and/or allocable share of the net income of Applied Digital and its United States affiliates that are engaged in a "unitary business", part of which is conducted in the state or (ii) imposes an income tax on the apportioned and/or allocable share of the net income of a taxpayer and its affiliates—both domestic and foreign--that are engaged in a unitary business.

Other terms defined herein have the meanings given them.

ARTICLE II
TAX INDEMNIFICATION

2.1 VERICHIP'S TAX INDEMNIFICATION FOR THE PRE-DECONSOLIDATION DATE PERIOD: VeriChip shall be liable for, indemnify, and hold Applied Digital harmless for all Taxes (i) imposed on or incurred by VeriChip for the Pre-Deconsolidation Date Period and (ii) equitably apportioned to VeriChip by Applied Digital for all tax periods beginning before and ending after the Deconsolidation Date. Except as provided in Section 2.2(c), VeriChip, in turn, shall be entitled to receive all refunds of Taxes attributable to the Pre-Deconsolidation Date Period, if any, that are imposed or incurred by VeriChip or equitably apportioned to VeriChip from either the applicable tax authorities or Applied Digital (in the event such refund(s) have been made directly to Applied Digital).

2.2 VERICHIP'S 2006 TAX LIABILITY AND PAYMENT

(a) VeriChip's liability for Taxes for the portion of the Pre-Deconsolidation Date Period attributable to the tax year in which the

Deconsolidation Date occurs shall be based on Applied Digital's preparation of the Consolidated Return for such taxable year and VeriChip's review thereof. Any discrepancies between Applied Digital's return position and VeriChip's subsequent review shall be resolved by consultation by each Party's respective tax officers and Applied Digital's ultimate determination shall be controlling as long as such determination does not have a material adverse effect on VeriChip's financial condition or results of operations.

(b) The Parties agree that, in determining VeriChip's allocable share of the (i) Unitary and (ii) Consolidated Tax Liabilities for the tax year in which the Deconsolidation Date occurs, they shall follow a reasonable method agreed to by both Parties.

(c) VeriChip shall pay Applied Digital its allocable share of the estimated Unitary and Consolidated Tax Liabilities for that portion of the tax year in which the Deconsolidation Date occurs that precedes the Deconsolidation Date within 45 days from the Deconsolidation Date. A "true-up" payment, should one be necessary, shall be made by VeriChip to Applied Digital or Applied Digital to VeriChip within 15 days after Applied Digital's subsequent determination of VeriChip's liability based on taxable income and tax credits reported as part of Applied Digital's Unitary and Consolidated Returns and VeriChip's separate state Tax returns for the taxable year in which the Deconsolidation Date occurs. If there is a refund of Taxes attributable to VeriChip for that portion of the tax year in which the Deconsolidation Date occurs that precedes the Deconsolidation Date, VeriChip shall retain such refund, or, if such refund is received by Applied Digital, Applied Digital shall pay the amount of such refund to VeriChip within 45 days of its receipt of such refund.

(d) Applied Digital shall be liable for, indemnify, and hold VeriChip harmless for all Taxes attributable to the event of Deconsolidation, including all taxes with respect to any deferred intercompany transactions within the meaning of Treasury Regulation § 1.1502-13.

(e) In connection with any Pre-Deconsolidation Date Period, neither Party to the Agreement will be required to compensate the other Party for any net operating losses incurred by that other Party that reduce the consolidated tax liability of the Consolidated Group or the taxable income of other members of the Consolidated Group. The same results shall apply for any Pre-Deconsolidation Date Period net operating losses that reduce the consolidated tax liability of the Consolidated Group or the taxable income of the other members of the Consolidated Group in connection with the use of such net operating loss as a result of an audit by the Internal Revenue Service, or by any state or local tax authority.

2.3 OTHER TAXES. VeriChip shall be liable for, indemnify, and hold Applied

Digital harmless for all Other Taxes imposed on or incurred by VeriChip or any of its Subsidiaries and Applied Digital shall be liable for, indemnify, and hold Veri Chip harmless for all Other Taxes imposed on or incurred by Applied Digital or any of its Subsidiaries (other than VeriChip, itself, or its Subsidiaries), whether arising before or after the Deconsolidation Date.

ARTICLE III
MINIMUM TAX CREDIT
AND RELATED MATTERS ASSOCIATED WITH DECONSOLIDATION

3.1 CONSOLIDATED MINIMUM TAX CREDIT

(a) As currently calculated by Applied Digital, no Consolidated Minimum Tax Credits have been allocated to VeriChip by Applied Digital based on Consolidated Returns filed through tax year ended December 31, 2005 under the methodology followed for the Pre-Deconsolidation Date Period and Applied Digital has not made any determination of VeriChip's allocable share of Consolidated Minimum Tax Credits for the 2006 tax year. In the event Consolidated Minimum Tax Credits are allocated to VeriChip, VeriChip shall be obligated to reimburse Applied Digital for the amount of such credits allocated to VeriChip upon the occurrence of the earlier of the following two events:

(i) The date of VeriChip's filing of its federal income tax return for the tax year in the Post-Deconsolidation Date Period when VeriChip utilizes any reallocated Consolidated Minimum Tax Credits; or

(ii) The date of Applied Digital's filing of its federal income tax return for the tax year in the Post-Deconsolidation Date Period when Applied Digital could have utilized such Consolidated Minimum Tax Credits but is precluded from doing so because of the reallocation to VeriChip.

(b) For purposes of Section 3.1(a)(ii), no Consolidated Minimum Tax Credits will be considered usable by Applied Digital until Applied Digital could have first utilized all Consolidated Minimum Tax Credits remaining with Applied Digital after the reallocation. Any minimum tax credits generated by Applied Digital in the Post-Deconsolidation Date Period shall be disregarded in making this determination. For purposes of Section 3.1(a)(i), Consolidated Minimum Tax Credits will be considered as utilized by VeriChip before VeriChip first utilizes any minimum tax credits it has generated in the Post-Deconsolidation Date Period.

(c) For purposes of Section 3.1(a), any payments to be made between VeriChip and Applied Digital may be made for more than one tax year of the Post-Deconsolidation Date Period until the reallocated Consolidated Minimum Tax Credit is used (or could have been used) in its entirety.

3.2 CONSOLIDATED MINIMUM TAX CREDIT ALLOCATION ADJUSTMENTS: In the event the amount of the Consolidated Minimum Tax Credits allocated to VeriChip are adjusted resulting in a reduction of Consolidated Minimum Tax Credits previously utilized by VeriChip and a payment has been made by VeriChip to Applied Digital pursuant to the terms of Section 3.1, Applied Digital shall be obligated to pay VeriChip for any assessment made against it by the Internal Revenue Service attributable to such adjustment. Payment shall be made by Applied Digital to VeriChip on the day VeriChip pays the Internal Revenue Service for such assessment.

ARTICLE IV
AUDITS AND OTHER TAX PROCEEDINGS

4.1 GENERAL COOPERATION AND EXCHANGE OF INFORMATION

(a) VeriChip shall provide, or cause to be provided, to Applied Digital copies of all correspondence received from any taxing authority by VeriChip in connection with the liability of the Parties for Taxes for the Pre-Deconsolidation Date Period. VeriChip shall also provide Applied Digital with access to or copies of any materials requested by Applied Digital which would assist Applied Digital in resolving any tax matters for the Consolidated Group for the Pre-Deconsolidation Date Period. Further, the Parties will provide each other with such cooperation and information as may reasonably be requested of each other in preparing or filing any return, amended return, or claim for refund, in determining liability or right of refund, or in conducting any audit or other proceeding, in respect of Taxes or Other Taxes imposed on the Parties or their respective affiliates including, by way of example, information relating to net operating losses, foreign tax credits, overall foreign losses, and excess loss accounts.

(b) VeriChip on one hand, and Applied Digital and each other member of the Consolidated Group on the other hand, and their respective affiliates, will preserve and retain all returns, schedules, workpapers, and all material records or other documents relating to any such returns, claims, audits, or other proceedings until the expiration of the statutory period of limitations (including extensions) of the taxable periods to which such documents relate and until the final determination of any payments which may be required with respect to such periods under this Agreement and shall make such documents available at the then-current corporate headquarters of such Party to the other Party or any affiliate thereof, and their respective officers, employees, and agents, upon reasonable notice and at reasonable times, it being understood that such representative shall be entitled to make copies of any such books and records relating to Applied Digital or VeriChip as they shall deem necessary.

(c) Applied Digital on one hand and VeriChip on the other hand further agree to permit representatives of the other Party or any affiliate thereof to meet with employees of such Party on a mutually convenient basis in order to enable such representatives to obtain additional information and explanations of any documents provided pursuant to this Section 4.1. Applied Digital on one hand and VeriChip on the other hand shall make available to the representatives of the other Party or any affiliate thereof sufficient workspace and facilities to perform the activities described in this Section. Any information obtained pursuant to this Section 4.1 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting any audit or other proceeding. Each Party shall provide the cooperation and information required by this Section 4.1 at its own expense.

4.2 AUDITS: In the event of an audit by the Internal Revenue Service, or by any state or local tax authority, of a return filed by Applied Digital for the Pre-Deconsolidation Date Period, Applied Digital shall give VeriChip timely and reasonable notice of audit proceedings and VeriChip will provide all necessary information and other assistance reasonably requested by Applied Digital with respect to issues concerning the activities of VeriChip. All communications with the Internal Revenue Service concerning such audit will be made by Applied Digital unless otherwise agreed between the Parties hereto.

4.3 MATERIAL ADVERSE IMPACT TO VERICHIP: Notwithstanding the provisions of Section 4.2, the Parties agree that in no event shall Applied Digital file any amended tax return, claim for refund, or make any tax election affecting the Pre-Deconsolidation Date Period that would have any material adverse impact on VeriChip's financial condition or results of operations without first obtaining the written permission of VeriChip.

ARTICLE V
UNITARY TAX RETURNS
FOR POST-DECONSOLIDATION DATE PERIOD FILINGS

Applied Digital agrees to continue to file any Unitary Tax Returns and allocate Unitary tax liability for the Post-Deconsolidation Date Period in which the operations of VeriChip are reflected in a manner consistent with the methodology followed for the Pre-Deconsolidation Date Period.

ARTICLE VI
OTHER PROVISIONS

6.1 EFFECT OF THE AGREEMENT: The obligations of the Parties set forth under this Agreement shall be unconditional and absolute, and shall remain in effect without limitation as to time. Further, all prior tax sharing and allocation agreements between Applied Digital and VeriChip, if any, shall terminate effective as of the Deconsolidation Date.

6.2 ASSIGNABILITY: The rights and obligations of the Parties under this Agreement may not be assigned by a Party without the prior written consent of the other Party to this Agreement.

6.3 GOVERNING LAW: This Agreement shall be governed by the laws of the state of Florida.

IN WITNESS WHEREOF, the Parties hereto have caused their names to be subscribed and executed by the respective authorized officers on the dates indicated, effective as of the date first written above.

APPLIED DIGITAL SOLUTIONS, INC.

By:	/s/ Michael E. Krawitz
	Name:	Michael E. Krawitz
	Title:	Chief Executive Officer and
President

VERICHIP CORPORATION

By:	/s/ William J. Caragol
	Name:	William J. Caragol
	Title:	Chief Financial Officer, Vice
President and Treasurer

ACT Communications Inc.

By:	/s/ Kay E. Langsford
	Name:	Kay E. Langsford
	Title:	Vice Pres., Sec'y

ADS Bay Area, Inc.

By:	/s/ Kay E. Langsford
	Name:	Kay E. Langsford
	Title:	Vice Pres., Sec'y

ADSI Telecomm Services, Inc.

By:	/s/ Kay E. Langsford
	Name:	Kay E. Langsford
	Title:	Vice Pres., Sec'y

Advanced Telecomm of Maryland, Inc.

By:	/s/ Kay E. Langsford
	Name:	Kay E. Langsford
	Title:	Vice Pres., Sec'y

Advanced Telecomm of Pittsburgh

By:	/s/ Kay E. Langsford
	Name:	Kay E. Langsford
	Title:	Vice Pres., Sec'y

Applied Digital Solutions Financial Corp.

By:	/s/ Kay E. Langsford
	Name:	Kay E. Langsford
	Title:	Vice Pres., Sec'y

Arjang, Inc.

By:	/s/ Kay E. Langsford
	Name:	Kay E. Langsford
	Title:	Vice Pres., Sec'y

Blue Star Electronics, Inc.

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	Title:	Vice Pres., Sec'y

Bostek, Inc.

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Computer Equity Corporation

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CyberTech Station, Inc.

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	Title:	Vice Pres., Sec'y

Elite Computer Services, Inc.

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	Title:	Vice Pres., Sec'y

Government Telecommunications, Inc.

By:	/s/ Kay E. Langsford
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	Title:	Vice Pres., Sec'y

Intellesale, Inc.

By:	/s/ Kay E. Langsford
	Name:	Kay E. Langsford
	Title:	Vice Pres., Sec'y

Micro Components International Incorporated

By:	/s/ Kay E. Langsford
	Name:	Kay E. Langsford
	Title:	Vice Pres., Sec'y

Neirbod Corp.

By:	/s/ Kay E. Langsford
	Name:	Kay E. Langsford
	Title:	Vice Pres., Sec'y

Pacific Decision Sciences Corporation

By:	/s/ Kay E. Langsford
	Name:	Kay E. Langsford
	Title:	Vice Pres., Sec'y

Perimeter Acquisition Corp.

By:	/s/ Kay E. Langsford
	Name:	Kay E. Langsford
	Title:	Vice Pres., Sec'y

Precision Point Corporation

By:	/s/ Kay E. Langsford
	Name:	Kay E. Langsford
	Title:	Vice Pres., Sec'y

Thermo Life Energy Corp.

By:	/s/ Kay E. Langsford
	Name:	Kay E. Langsford
	Title:	Vice Pres., Sec'y

U.S. Kite & Key Corp.

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WYR, Inc.

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